Exhibit 99.1

 1

 PUT YOUR POTENTIAL TO WORK  2021 Shareholders Meeting

 Stronger and BetterLincoln entered 2020 with great momentum and success, and despite the challenges of the pandemic, we ended the year stronger financially and better prepared to reach our potential.  3

   4

 Drivers of Organic Demand for Training  5    Skills Gap

 Demand for “Middle Skills Training”  6  Middle-skill jobs, which require education beyond high school but not a four-year degree, make up the largest part of America’s labor market. (Source: National Skills Coalition)  Lincoln connects employers with entry level trained professionals from the adult, high school and military sectors.  Growing skepticism of the value of college  Less stigma – Essential Workers

 Entering 2021 : A New Chapter for Lincoln  7

 Transformational Impact of COVID-19  8

LINCOLN TECH®

# Lincoln's Workforce Solution Differentiator– Not your local Community College

- Superior graduation rates and placement rates
- Develop training programs with feedback from employers and key industry associations to understand gaps and needs
- Integrate industry preferred licensing and certifications into the curriculum
- Expect students to meet employability standards for appearance, attendance and professional attitude while in school
- Build labs and shops that replicate the working environment using professional grade equipment and tools
- Incorporate cutting edge education technology with animations, videos and simulations to make learning active and engaging
- Offer an accelerated program with multiple entry points to allow students to graduate quickly and enter the workforce earlier
- Provide robust student support services to ensure strong outcomes

9

 Growing Base of Industry Partners  10  Positions Lincoln as long-term solutions provider for both entry level technicians and advanced workforce trainingEmployers appreciate the technical and soft skills of our studentsPartners provide validation of the quality of our educationCo-branding opportunities with elite partners helps attract new studentsPartners provide better job opportunities for our graduates

 Experienced Management Team (Years at Lincoln)  11  Chad NyceEVP, Chief Innovation Officer (1)

LINCOLN TECH

# BOARD OF DIRECTORS



**J. Barry Morrow**
Non-Executive Chairman, Lincoln Educational Services; Founder & Chief Executive Officer, BK Capital Group



**John A. Bartholdson**
Co-Founder & Partner, Juniper Investment Co. LLC



**Peter S. Burgess**
Former Business Advisory Partner, Arthur Anderson LLP



**James J. Burke, Jr.**
Founder & Managing Partner, JJB Capital Partners LLC



**Kevin M. Carney**
Former Executive Vice President & Chief Financial Officer, Web.com Group Inc.



**Celia H. Currin**
Former Marketing Executive, Dow Jones & Wall Street Journal



**Ronald E. Harbour**
Senior Advisor, Global Automotive Manufacturing Practice, Oliver Wyman Co.



**Dr. Michael A. Plater**
Former University President, Strayer University



**Carlton E. Rose**
President, Global Fleet Maintenance & Engineering, UPS; 1981 Lincoln Tech Graduate



**Scott M. Shaw**
President & Chief Executive Officer, Lincoln Educational Services

 Financial Review

 Pro Forma Operations Annual Revenue, Starts, & Average Population* ($ in millions)  14   Revenue Average Population   Starts  * 2017 & 2018 exclude transitional segment (closed schools) and are presented as pro forma operations.   $257   $245   $273   $293  +5.1%  +7.2%  +6.2%  +3.7%  9,985  10,354  10,985  12,104  +7.7%  +10.2%  11,436  12,317  12,934  14,321  +6.1%  +5.0%  +10.7%

 Pro Forma Operations ($ in millions)  15  Approximately 12,300 students enrolled at 22 campuses as of 12/31/2020Key metrics such as revenue, average population continue to grow  Margin3.6%  * 2017 & 2018 exclude transitional segment (closed schools) and are presented as pro forma operations. Refer to appendix.  +5.1%  +6.2%  +7.2%  +18.4%  +27.9%  +66.1%  Margin4.1%  Margin4.9%  Margin7.6%

 Transportation and Skilled Trades ($ in millions)  16  Approximately 7,900 students enrolled at 13 campuses as of 12/31/2020High demand for training in Automotive, Diesel, HVAC, CNC, Welding, ElectricalGrowing list of industry partners  Margin13.6%  Margin14.2%  Margin15.1%  Margin19.7%  +2.2%  +7.1%  -2.1%  +15.8%  +40.1%  +4.6%

# Healthcare and Other Professions ($ in millions)

- Approximately 4,400 students at 9 campuses as of 12/31/2020
- Growing demand for healthcare professionals
- Strong demand by students especially for Licensed Practical Nursing



Revenue
EBITDA
$63.6
$4.0
+13.3%
+67.6%
$72.1
$6.7
+10.4%
+19.0%
$79.6
$8.0
+7.6%
+44.2%
$85.7
$11.5
2017
Margin 6.3%
2018
Margin 9.3%
2019
Margin 10.0%
2020
Margin 13.5%

17

Earnings Per Share

 Balance Sheet & Cash Flow Summaries

 Cautionary Statement  Statements made during this Annual Meeting regarding Lincoln’s business, operations, results and future prospects that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements should not be viewed as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals, as required; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; risks associated with changes in applicable federal laws and regulations, including pending rulemaking by the U.S. Department of Education; uncertainties regarding our ability to comply with federal laws and regulations regarding the 90/10 rule and cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; the COVID-19 pandemic and its impact on our business and the U.S. and global economies; general economic conditions; and other factors discussed in our annual report on Form 10-K for the year ended December 31, 2020. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Lincoln’s Annual Report on Form 10-K for the year ended December 31, 2020. All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to revise or update the remarks made to reflect events or circumstances after the date of the 2021 Annual Meeting of Shareholders.

 Thank You for Attending our 2021 Shareholders Meeting  20